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                     [Letterhead of KPMG LLP]

                                                                  EXHIBIT 15.1



                          Independent Auditors' Report



The Board of Directors
Payless Cashways, Inc.:


We have reviewed the accompanying condensed balance sheets of Payless Cashways, Inc. as of May 29, 1999 and May 30, 1998, and the related condensed statements of operations for the thirteen and twenty-six week periods then ended and condensed statements of cash flows for the twenty-six week periods
then ended.   These condensed financial   statements   are  the responsibility
of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the balance sheet of Payless Cashways, Inc. as of November 28, 1998 and the related statements of operations, shareholders' equity and cash flows for the fiscal year then ended (not presented herein); and in our report dated January 15, 1999, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of November 28, 1998 is fairly presented, in all material respects, in relation to the balance sheet from which it has been derived.


s/ KPMG LLP

Kansas City, Missouri
June 15, 1999